EXHIBIT 99.1
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P R E S S   R E L E A S E
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                        UNIFI, INC. ANNOUNCES RECEIPT OF
        REQUISITE CONSENTS FOR ITS TENDER OFFER AND CONSENT SOLICITATION

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        GREENSBORO,  N.C. - May 10, 2006 - Unifi,  Inc. (the "Company") (NYSE:
UFI) announced today that as of 5:00 p.m., New York City time, on May 9, 2006, in connection with its previously announced cash tender offer and consent solicitation for any and all of its outstanding $250,000,000 aggregate principal amount of 6 1/2% Notes due 2008 (the "Notes"), it has received the requisite consents to amend the indenture governing the Notes.

        All withdrawal rights are terminated immediately. Accordingly, tendering holders may no longer withdraw their Notes. The supplemental indenture effecting the proposed amendments, as described in the Offer to Purchase and Consent Solicitation Statement, dated April 28, 2006 (the "Statement"), to the indenture governing the Notes will be executed promptly, and the amendments to such indenture will become effective upon acceptance by the Company of the Notes tendered for purchase.

        The expiration for the consent solicitation remains at 5:00 p.m., New York City time, on May 11, 2006, unless extended or earlier terminated by the Company at its sole discretion (the "Consent Date"). The tender offer will expire at 12:00 midnight, New York City time, on May 25, 2006, unless extended or earlier terminated by the Company at its sole discretion (the "Expiration Date").

        The Company will pay to each holder who validly consents to the proposed amendments at or prior to the Consent Date and whose notes are accepted for purchase by Unifi $30 in cash per $1,000 principal amount of the Notes (the "Consent Payment") for which consents have been validly delivered and not validly revoked at or prior to the Consent Date. Holders who validly tender their Notes pursuant to the tender offer at or prior to the Consent Date will be eligible to receive an amount (which amount includes the Consent Payment), paid in cash, equal to $1,000 per $1000 of the principal amount of the Notes validly tendered and not validly revoked (the "Total Consideration"). Holders who validly tender their Notes after the Consent Date but at or prior to the Expiration Date will be eligible to receive $970 per $1000 of the principal amount of the Notes validly tendered and not validly revoked (the "Tender Offer Consideration") and will not receive the Consent Payment.

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        The  tender  offer is  subject  to the  satisfaction  or waiver by the
Company of certain conditions, including there being validly tendered and not withdrawn not less than a majority of the aggregate principal amount of the Notes, the execution of the supplemental indenture adopting the proposed amendments, the execution of amendments to its existing secured revolving credit facility and the successful receipt of net proceeds of a debt financing sufficient to finance the tender offer on terms satisfactory to the Company. Further details about the terms and conditions of the tender offer and the consent solicitation are set forth in the Statement.

        The Company has retained Lehman Brothers Inc. to act as the exclusive Dealer Manager for the tender offer and Solicitation Agent for the consent solicitation and they can be contacted at (800) 438-3242 (toll-free) or (212) 528-7581. Requests for documentation may be directed to D.F. King & Co., Inc., the Information Agent, who can be contacted at (212) 269-5550 (call collect for banks and brokers only) or (800) 714-3313 (toll-free for all others).

        This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer to buy the Notes and the related consent solicitation are only being made pursuant to the tender offer and consent solicitation documents, including the Statement. The tender offer and consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer or consent solicitation are required to be made by a licensed broker or dealer, they shall be deemed to be made by Lehman Brothers Inc. on behalf of the Company.

        Unifi, Inc. is a diversified producer and processor of multi- filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: Sorbtek(R), A.M.Y.(R), Mynx(R) UV, Reflexx(R), MicroVista(R) and Satura(R). Unifi's yarns and brands are readily found in home furnishings, apparel, legwear and sewing thread, as well as industrial, automotive, military and medical applications. For more information about Unifi, visit http://www.unifi.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about the Company's financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.


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Factors that may cause actual  outcome and results to differ  materially  from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity
investments,   technological  advancements,  employee  relations,  changes  in
construction   spending,   capital  expenditures  and  long-term   investments
(including those related to unforeseen acquisition  opportunities),  continued
availability  of  financial  resources  through  financing   arrangements  and
operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be
impacted  by  general  domestic  and   international   economic  and  industry
conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.


Source:   Unifi, Inc.

Contact: William J. Lowe, Jr., Vice President, Chief Operating Officer, Chief Financial Officer of Unifi, Inc., +1-336-316-5664